Exhibit 99.1

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Financial Statements

and Other Financial Information

RAYVILLE, LOUISIANA

DECEMBER 31, 2017 AND 2016

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

RAYVILLE, LOUISIANA

TABLE OF CONTENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Page

Independent Auditor’s Report	1-2

Consolidated Balance Sheets	3-4

Consolidated Statements of Income	5

Consolidated Statements of Comprehensive Income	6

Consolidated Statements of Changes in Stockholders’ Equity	7

Consolidated Statements of Cash Flows	8-9

Notes to Consolidated Financial Statements	10-30

OTHER FINANCIAL INFORMATION

Independent Auditor’s Report on Other Financial Information	32

Details of Consolidated Balance Sheet-December 31, 2017	33-34

Details of Consolidated Balance Sheet-December 31, 2016	35-36

Details of Consolidated Statement of Income-December 31, 2017	37

Details of Consolidated Statement of Income-December 31, 2016	38

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2018

The Audit Committee and Stockholders

Richland State Bancorp, Inc. and Subsidiary

Rayville, Louisiana

Independent Auditor’s Report

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Richland State Bancorp, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richland State Bancorp, Inc. and Subsidiary as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Shreveport, Louisiana

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

A S S E T S	2017	2016

Cash and cash equivalents:
Cash and noninterest-bearing accounts	12,564,687	6,493,261
Federal funds sold	-	-
Total cash and cash equivalents	12,564,687	6,493,261

Interest bearing deposits	13,655,023	4,161,148

Investment securities:
Securities available for sale	42,988,347	36,363,577
Securities held to maturity	29,230,354	31,541,148
Other investment securities	1,750,796	1,736,316
Total investment securities	73,969,497	69,641,041

Loans, less allowance for loan losses of $1,683,291 and $1,455,449 respectively	189,628,252	188,632,876

Accrued interest receivable	1,632,161	1,587,300
Premises and equipment, net	4,388,831	4,436,975
Cash value of life insurance	7,546,257	7,128,751
Other real estate	453,113	455,549
Other assets	339,215	353,199

Total assets	304,177,036	282,890,100

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016

Liabilities:
Deposits:
Noninterest-bearing deposits	67,547,558	65,827,535
Interest-bearing deposits	76,329,550	65,973,631
Savings	53,132,286	47,717,517
Time	69,849,891	62,720,243
Total deposits	266,859,285	242,238,926

Accrued interest payable	44,414	22,928
Accrued expenses	2,934,006	2,780,505
Federal Home Loan Bank advances	-	5,500,000

Total liabilities	269,837,705	250,542,359

Stockholders’ equity:
Common stock, $5 par value; 600,000 shares authorized; 97,303 and 97,506 shares issued and outstanding at December 31, 2017 & 2016	486,515	487,530
Additional paid-in capital	126,121	162,683
Retained earnings	33,855,818	31,905,457
Accumulated other comprehensive income	(129,123)	(207,929)
Total stockholders’ equity	34,339,332	32,347,741

Total liabilities and stockholders’ equity	304,177,036	282,890,100

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Interest income:
Interest on loans	10,332,821	9,780,167
Interest on federal funds sold	140	1,156
Interest on investment securities	1,387,867	1,620,435
Other	18,840	16,515
Total interest income	11,739,668	11,418,273

Interest expense:
Interest on deposits	867,152	611,535
Interest on other borrowings	62,381	95,882
Total interest expense	929,533	707,417

Net interest income	10,810,135	10,710,856

Provision for loan losses	360,000	994,000

Net interest income, net of provision for loan losses	10,450,135	9,716,856

Other income:
Service charges on deposit accounts	1,818,002	1,683,610
Commissions and fees	1,256,724	1,372,883
Increase in cash value of life insurance	157,647	152,346
Life insurance proceeds	-	127,972
Net investment security gains	-	54,486
Other income	445,349	526,356
Total other income	3,677,722	3,917,653

Other expenses:
Salaries	4,873,486	4,695,766
Employee benefits	1,174,298	972,137
Net occupancy expense	596,098	589,735
Furniture and equipment expense	349,221	369,636
Data processing fees	630,950	620,282
Other operating expenses	2,614,981	2,767,038
Total other expenses	10,239,034	10,014,594

Net income	3,888,823	3,619,915

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Net income	3,888,823	3,619,915

Other comprehensive income (loss):
Unrealized holding gain (loss) arising during period	78,806	(550,256)
Less-reclassification adjustment for gains realized in net income	-	(110,981)
Total other comprehensive income (loss)	78,806	(661,237)

Comprehensive income	3,967,629	2,958,678

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive
	Stock	Capital	Earnings	Income	Total

Balance-December 31, 2015	487,530	162,683	30,225,911	453,308	31,329,432

Comprehensive income:
Net income	-	-	3,619,915	-	3,619,915

Other comprehensive income	-	-	-	(661,237)	(661,237)

Shareholder distributions	-	-	(1,940,369)	-	(1,940,369)

Balance-December 31, 2016	487,530	162,683	31,905,457	(207,929)	32,347,741

Comprehensive income:
Net income	-	-	3,888,823	-	3,888,823

Stock options vested	-	22,714	-	-	22,714

Purchase of 203 shares of Company stock	(1,015)	(59,276)	-	-	(60,291)

Other comprehensive income	-	-	-	78,806	78,806

Shareholder distributions	-	-	(1,938,462)	-	(1,938,462)

Balance-December 31, 2017	486,515	126,121	33,855,818	(129,123)	34,339,331

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows from operating activities:
Net income	3,888,823	3,619,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	409,558	401,301
Provision for loan losses	360,000	994,000
(Gain) loss on sale of assets and other real estate	(139,010)	(15,880)
Amortization of investment security premiums	501,239	593,745
Accretion of investment security discounts	(3,808)	(11,013)
Realized (gain) on sale of investment securities	-	(54,486)
Stock option expense	22,714	-
(Increase) decrease in:
Accrued interest receivable	(44,861)	110,060
Other assets	13,984	45,213
Cash value of life insurance	(417,506)	(148,091)
Increase (decrease) in:
Accrued expenses	232,308	24,308
Interest payable	21,486	3,180
Total adjustments	956,104	1,942,337
Net cash provided by operating activities	4,844,927	5,562,252

Cash flows from investing activities:
(Increase) in time deposits at other banks	(9,493,875)	(855,831)
Maturities, pay-downs and calls of available for sale securities	7,584,113	14,548,992
Purchases of available for sale securities	(14,361,762)	(5,204,276)
Proceeds from sale of available for sale securities	-	1,153,729
Maturities, paydowns and calls of securities held to maturity	5,417,650	4,842,000
Purchases of securities held to maturity	(3,451,408)	(2,705,030)
Net (increase) in loans	(1,355,376)	(11,598,113)
Purchases of premises and equipment	(361,414)	(693,110)
Proceeds from premises and equipment	-	17,500
Purchase of other investment securities	(14,480)	(97,972)
Purchase of life insurance		(1,420,000)
Proceeds of life insurance	141,446	127,972
Net cash (used) provided by investing activities	(15,895,106)	1,884,139

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows from financing activities:
Net increase in noninterest-bearing deposits	1,720,022	1,175,565
Net increase (decrease) in interest-bearing deposits	10,355,919	(9,350,662)
Net increase (decrease) in savings deposits	5,414,769	(3,674,429)
Net increase in time deposits	7,129,648	1,767,777
Purchase and conversion of stock	(60,291)	-
Advances from FHLB	(5,500,000)	1,500,000
Shareholder distributions	(1,938,462)	(1,940,369)
Net cash provided (used) by financing activities	17,121,605	(10,522,118)

Net increase (decrease) in cash and cash equivalents	6,071,426	(6,844,005)

Cash and cash equivalents-beginning of year	6,493,261	13,337,266

Cash and cash equivalents-end of year	12,564,687	6,493,261

Supplementary cash flow information:
Interest paid on deposits and borrowed funds	908,047	704,309

Income taxes	-	-

Loans transferred to other real estate	215,000	-

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

1.	Summary of Significant Accounting Policies

Consolidation – The accounting and reporting policies of Richland State Bancorp, Inc. and its wholly-owned subsidiary conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The consolidated financial statements include the accounts of Richland State Bancorp, Inc. (the Company) and its wholly-owned subsidiary, Richland State Bank (the Bank). All significant intercompany accounts and transactions have been eliminated in the consolidation.

Business – The Bank generates commercial, real estate, mortgage and consumer loans and receives deposits from customers located primarily in the northeast and north central region of Louisiana. Services are provided at its main office in Rayville, Louisiana and other regional branch offices. The Company is subject to regulation of the Office of Financial Institutions of the State of Louisiana and the Federal Reserve Bank of Dallas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to examination by the Office of Financial Institutions of the State of Louisiana and by the Federal Deposit Insurance Corporation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and fair values of financial instruments. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near future.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand, amounts due from banks with a maturity of three months or less and federal funds sold.

Investment Securities – The Bank classifies its debt and marketable equity securities in one or more of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Bank has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

1.	Summary of Significant Accounting Policies (Continued)

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses on available-for-sale securities are reported as a separate component of stockholders’ equity (accumulated other comprehensive income) until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Unrealized holding gains and losses on securities available for sale which have been reported as direct increases or decreases in stockholders’ equity are accounted for as other comprehensive income. Cumulative changes in unrealized gains and losses on such securities are accounted for in accumulated other comprehensive income as part of stockholders’ equity.

The Bank reviews securities for impairment on at least an annual basis. Declines in the fair value of held-to-maturity and available for sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, the length of time and the extent to which the fair value has been less than cost, the financial condition and the near-term prospects of the issuer, and the intent and ability of the Bank to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. There were no impairment losses for the years ended December 31, 2017 and 2016.

Loans – Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees and certain direct origination costs are recognized in the year incurred as the loan portfolio mainly consists of short-term loans.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in the process of collection. Past due status is based on contractual terms of the loan. However, loans may be placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet the schedule payments they become due.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is subsequently accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured, or when the loan becomes well secured and in the process of collection.

1.	Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses – The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified by management as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial, real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Bank Premises and Equipment – Land is carried at cost. Bank premises and equipment are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is provided on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the estimated useful lives of the improvements or the expected terms of the leases, if shorter. Accelerated depreciation methods are used for income tax purposes. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. When premises and equipment are retired or otherwise disposed of, the cost of the assets and related accumulated depreciation are removed from the accounts and the resulting gains or losses are recognized.

1.	Summary of Significant Accounting Policies (Continued)

Other Real Estate – Other real estate represents property acquired through foreclosure or deeded in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. These properties are carried at the lower of cost of acquisition or the asset’s fair value less estimated selling costs. Reductions in the balance at the date of acquisition are charged to the allowance for loan losses. Any subsequent write-downs to reflect current fair value are charged to noninterest expense. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value. The Bank held $453,113 and $455,549 in other real estate, and there were no allowances for possible write-downs in the value of other real estate owned at December 31, 2017 or 2016, respectively.

Income Taxes – Effective January 1, 2008, the Company filed an election to be taxed under the provisions of Subchapter S of Section 1361 of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their proportionate share of the Company’s taxable income. As a result of the election, no income taxes will be recognized in the financial statements.

Advertising – The Bank charges the costs of advertising and promotion to expense as incurred. These costs were $128,781 and $167,574 in the years ended December 31, 2017 and 2016, respectively.

Bank-Owned Life Insurance – The Company has purchased life insurance contracts on the lives of certain key employees. The Bank is the beneficiary of these policies. These contracts are reported at the cash surrender value and changes in the cash surrender value are included in other non-interest income.

Stock-Based Compensation – GAAP requires all share-based payments to employees, including grants of employee stock options to be recognized as expense in the statement of operations based on their fair values. The amount of compensation is measured at the fair value of the options when granted and this cost is expensed over the requisite service period, which is normally the vesting period of the options.

Stockholders’ Equity – On January 1, 2015, the Louisiana Business Corporation Act (the Act) became effective. Under the provisions of the Act, there is no concept of “Treasury Shares.” Rather, shares purchased by the Company constitute authorized but unissued shares. Under Accounting Standards Codification (ASC) 505-30, Treasury Stock, accounting for treasury stock shall conform to state law. Accordingly, the Company’s Consolidated Statement of Financial Condition as of December 31, 2017 and 2016 reflects this change. The cost of shares purchased by the Company has been allocated to Common Stock and Retained Earnings balances.

Recent Accounting Pronouncements – In January 2016, the FASB issued ASU 2016-01, Financial Instruments. The amendments in this Update supersede the guidance to classify equity securities with readily determinable fair values into different categories and require equity securities to be measured at fair value with changes in the fair value recognized through net income.  The amendments allow equity investments that do not have readily determinable fair values to be re-measured at fair value either upon the occurrence of an observable price change or upon identification of an impairment.  The amendments in this Update also simplify the impairment assessment of equity investments without readily determinable fair values by requiring assessment for impairment qualitatively at each reporting period. In addition, the amendments supersede the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities.

1.	Summary of Significant Accounting Policies (Continued)

The provisions within this Update require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument- specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option. This amendment excludes from net income gains or losses that the entity may not realize because those financial liabilities are not usually transferred or settled at their fair values before maturity. The amendments in this Update require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or in the accompanying notes to the financial statements.

The amendments in ASU 2016-01 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has elected to early adopt the provision that allows the Company not to disclose the fair value of financial instruments in accordance with guidance in ASC 825. The adoption of the remaining provisions is not expected to have a material impact on the Company’s consolidated financial statements.

2.	Investment Securities

The carrying amounts of investment securities as shown in the consolidated balance sheets and their approximate market values at December 31, 2017 and 2016 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities available for sale:
December 31, 2017:
U.S. government agency	8,779,914	25,124	(90,814)	8,714,224
Mortgage-backed	34,337,556	126,851	(190,284)	34,274,123
	43,117,470	151,975	(281,098)	42,988,347

Securities available for sale:
December 31, 2016:
U.S. government agency	7,530,468	48,590	(88,191)	7,490,867
Mortgage-backed	29,041,039	174,913	(343,242)	28,872,710
	36,571,507	223,503	(431,433)	36,363,577

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities held to maturity:
December 31, 2017:
State and municipal	29,230,354	324,836	(107,925)	29,447,265

Securities held to maturity:
December 31, 2016:
State and municipal	31,541,148	365,395	(199,818)	31,706,725

2.	Investment Securities (Continued)

For the years ended December 31, 2017 and 2016, proceeds from sales of securities available for sale amounted to $-0- and $1,153,729, respectively. Gross realized gains for sales amounted to $-0- and $25,877, respectively, and gross realized losses amounted to ($-0-) and ($2,741), respectively. Gross realized gains related to call of securities amounted to $-0- and $31,350, respectively.

The following stocks are considered a restricted stock as only banks, which are members of these organizations, may acquire or redeem the stock. The stock is redeemable at its face value; therefore there are no gross unrealized gains or losses associated with these investments.

Restricted investment securities at December 31, 2017 and 2016 are as follows:

	2017	2016

Federal Home Loan Bank stock, at cost	1,243,600	1,229,900
Texas Independent Bank, at cost	101,840	101,840
Community Financial Insurance Center, LLC	405,356	404,576
	1,750,796	1,736,316

Information pertaining to securities with gross unrealized losses at December 31, 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position is as follows:

	Less than 12 Months		12 Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Securities available for sale:
December 31, 2017:
U.S. government/agency	991,250	(7,283)	5,100,446	(83,531)	6,091,696	(90,814)
Mortgage backed	12,796,965	(82,015)	6,418,946	(108,269)	19,215,911	(190,284)
	13,788,215	(89,298)	11,519,392	(191,800)	25,307,607	(281,098)

Securities available for sale:
December 31, 2016:
U.S. government/agency	5,266,847	(88,181)	-	-	5,266,847	(88,191)
Mortgage backed	19,177,512	(282,607)	1,489,971	(60,635)	20,667,483	(343,242)
	24,444,359	(370,798)	1,489,971	(60,635)	25,934,330	(431,433)

Securities held to maturity:
December 31, 2017:
State and municipal securities	10,292,512	(82,633)	1,168,304	(25,292)	11,460,816	(107,925)
	10,292,512	(82,633)	1,168,304	(25,292)	11,460,816	(107,925)

Securities held to maturity:
December 31, 2016:
State and municipal securities	11,451,780	(199,818)	-	-	11,451,780	(199,818)
	11,451,780	(199,818)	-	-	11,451,780	(199,818)

2.	Investment Securities (Continued)

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Management has determined that there was no other-than-temporary impairment associated with these securities at December 31, 2017 and 2016.

The amortized cost and estimated fair value of investment securities, whether held to maturity or available for sale at December 31, 2017 and 2016, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities		Securities
	Held-to-Maturity		Available-for-Sale
	Amortized	Approximate	Amortized	Approximate
	Cost	Market Value	Cost	Market Value

December 31, 2017:
Due in one year or less	2,960,033	2,980,846	1,500,227	1,490,846
Due from one-five years	13,794,682	13,959,602	7,925,465	7,867,319
Due from five-ten years	12,475,639	12,506,818	13,874,959	13,832,808
Due after ten years	-	-	19,817,819	19,797,374
	29,230,354	29,447,266	43,118,470	42,988,347

December 31, 2016:
Due in one year or less	4,562,248	4,592,601	22,626	22,940
Due from one-five years	14,338,819	14,548,728	6,669,701	6,622,128
Due from five-ten years	12,081,003	12,018,344	12,853,722	12,818,823
Due after ten years	559,078	549,702	17,025,458	16,899,686
	31,541,148	31,709,375	36,571,507	36,363,577

Maturities of mortgage-backed securities are reported at their estimated maturity date as furnished by the Bank’s investment broker. Maturities may differ due to the borrowers’ right to prepay obligations with or without penalty.

Investment securities with an amortized cost of $28,081,044 and approximate market value of $28,020,019 at December 31, 2017 and an amortized cost of $30,346,686 and approximate market value of $30,230,181 at December 31, 2016, were pledged to secure various repurchase transactions, public funds on deposit and for other purposes as required or permitted by law.

3.	Loans and Reserve for Credit Losses

Major classifications of loans at December 31, 2017 and 2016 are as follows:

	2017	2016

Consumer/Installment	5,000,492	5,091,696
Real estate	135,188,673	123,169,596
Commercial	51,122,378	61,827,033
	191,311,543	190,088,325
Less-Allowance for loan losses	(1,683,291)	(1,455,449)
Loans, net	189,628,252	188,632,876

The following tables detail loans by type individually and collectively evaluated for impairment at December 31, 2017 and 2016:

	Loans Evaluated for Impairment
	Individually	Collectively	Total

December 31, 2017:
Installment	-	5,000,492	5,000,492
Real estate	7,273,816	127,914,857	135,188,673
Commercial	4,974,197	46,148,181	51,122,378
	12,248,013	179,063,530	191,311,543

December 31, 2016:
Installment	32,748	5,058,948	5,091,696
Real estate	12,389,785	110,779,811	123,169,596
Commercial	2,901,952	58,925,081	61,827,033
	15,324,485	174,763,840	190,088,325

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when contractually due. Loans that experience insignificant payment delays or payment shortfalls are generally not classified as impaired. On a case-by-case basis, management determines the significance of payment delays and payment shortfalls, taking into consideration all of the circumstances related to the loan, including; the length of the payment delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. If determined to be impaired, the loan is evaluated using one of the valuation criteria permitted under FASB ASC Topic 310. If, after review, a specific valuation allowance is not assigned to the loan and the loan is not considered to be impaired, the loan remains with a pool of similar risk-rated loans and is evaluated collectively.

The following tables present loans individually evaluated for impairment as of December 31, 2017 and 2016:

	For the Year Ended December 31, 2017
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no impairment allowance recorded:
Consumer	-	-	-	-	-
Real estate	7,102,799	7,102,799	-	7,174,368	441,549
Commercial	4,974,197	4,974,197	-	6,177,268	165,518

Subtotal	12,076,996	12,076,996	-	13,351,636	607,067

3.	Loans and Reserve for Credit Losses (Continued)

	For the Year Ended December 31, 2017
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With an impairment allowance recorded:
Consumer	-	-	-	-	-
Real estate	171,017	171,017	24,559	170,805	2,450
Commercial	-	-	-	-	-

Subtotal	171,017	171,017	24,559	170,805	2,450

Total:
Consumer	-	-	-	-	-
Real estate	7,273,816	7,273,816	24,559	7,345,173	443,999
Commercial	4,974,197	4,974,197	-	6,177,268	165,518

Total	12,248,013	12,248,013	-	13,522,441	609,517

	For the Year Ended December 31, 2016
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no impairment allowance recorded:
Consumer	32,748	32,748	-	34,897	6,322
Real estate	11,758,461	11,758,461	-	11,037,645	35,064
Commercial	2,901,952	2,901,952	-	3,528,926	580,618

Subtotal	14,693,161	14,693,161	-	14,601,468	622,004

With an impairment allowance recorded:
Consumer	-	-	-	-	-
Real estate	631,324	631,324	173,899	860,519	35,065
Commercial	-	-	-	-	5,088

Subtotal	631,324	631,324	173,899	860,519	40,153

Total:
Consumer	32,748	32,748	-	34,897	5,322
Real estate	12,389,785	12,389,785	173,899	11,898,164	70,129
Commercial	2,901,952	290,952	-	3,528,926	585,706

Total	15,324,485	12,713,485	173,899	15,461,987	661,157

Included in impaired loans are non-accrual loans of $197,142 and $234,370 at December 31, 2017 and 2016, respectively. No additional funds are committed to be advanced in connection with impaired loans.

Troubled debt restructuring (“TDRs”) are loans for which the contractual terms on the loan have been modified and both of the following conditions exist: (i) the borrower is experiencing financial difficulty and (ii) the restructuring constitutes a concession. The Bank assesses all loan modifications to determine whether they constitute a TDR. Restructurings resulting in an insignificant delay in payment are not considered to be TDRs. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length and the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

3.	Loans and Reserve for Credit Losses (Continued)

All TDRs are considered impaired loans. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

The following tables summarize loans restructured with both term and rate changes in troubled debt restructurings:

December 31, 2017
	Total TDRs			TDRs in Default
		Pre-	Post-		Pre-	Post-
	Number	Modification	Modification	Number	Modification	Modification
	of	Recorded	Recorded	of	Recorded	Recorded
	Contracts	Balance	Balance	Contracts	Balance	Balance

Installments loans	-	-	-	-	-	-
Real estate loans				-	-	-
Commercial loans	-	-	-	-	-	-
				-	-	-

December 31, 2016
	Total TDRs			TDRs in Default
		Pre-	Post-		Pre-	Post-
	Number	Modification	Modification	Number	Modification	Modification
	of	Recorded	Recorded	of	Recorded	Recorded
	Contracts	Balance	Balance	Contracts	Balance	Balance
Installments loans	-	-	-	-	-	-
Real estate loans	1	517,417	216,000	-	-	-
Commercial loans	-	-	-	-	-	-
	1	517,417	216,000	-	-	-

The Bank has established a loan grading system that consists of eight individual credit risk grades (risk ratings) that encompass a range from loans where the expectation of loss is negligible to loans where loss has been established. The model is based on the risk of default for an individual credit and establishes certain criteria to delineate the level of risk across the eight unique credit risk grades. Credit risk grade definitions are as follows:

Pass (Risk Rate (RR) 1 through 4) – Grades one through four represent groups of loans that exhibit characteristics that represent low to marginal risk measured by using a variety of credit risk criteria such as cash flow coverage, debt service coverage, liquidity, management experience, prevailing economic conditions and other factors that may be relevant to a specific loan. In general, these loans are supported by properly margined collateral and guarantees of principal parties.

Special Mention (RR 5) – a loan that exhibits a potential weakness that if left uncorrected will lead to a more severe rating. This rating is for credits that are currently protected but potentially weak because of an adverse feature or condition.

3.	Loans and Reserve for Credit Losses (Continued)

Substandard (RR 6) – a loan that has at least one identified weakness that is well defined. This rating is for credits that are inadequately protected by current worth or paying capacity of borrower or collateral. These loans are specifically evaluated for impairment and further deterioration could lead to a downgrade.

Doubtful (RR 7) – a loan with an identified weakness and collection or liquidation in full is highly questionable or improbable. Generally, these credits have an impaired primary source of repayment and secondary sources are not sufficient to prevent a loss in the credit.

Loss (RR 8) – a loan or a portion of a loan that is deemed to be uncollectible.

The tables below illustrate the carrying amount of loans by credit quality indicator at December 31, 2017 and 2016:

		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total

December 31, 2017:
Loans by type:
Consumer	4,670,507	259,836	57,123	13,026	-	5,000,492
Real Estate	127,606,064	6,136,014	1,349,370	97,225	-	135,188,673
Commercial	46,188,568	4,761,199	172,611	-	-	51,122,378
	178,465,139	11,157,049	1,579,104	110,251	-	191,311,543

December 31, 2016:
Loans by type:
Consumer	4,774,816	222,300	81,160	13,420	-	5,091,696
Real Estate	110,679,637	9,614,163	2,779,821	95,975	-	123,169,596
Commercial	58,679,183	2,992,478	155,372	-	-	61,827,033
	174,133,636	12,828,941	3,016,353	109,395	-	190,088,325

The following tables provide an aging analysis of past due loans and non-accrual loans by class at December 31, 2017 and 2016:

	Past Due	Past Due Over 90 Days
	30-89	and	Non-	Total		Total
	Days	Accruing	Accruing	Past Due	Current	Loans

December 31, 2017:
Loans by type:
Consumer	153,571	-	-	153,571	4,846,921	5,000,492
Real estate	1,329,594	-	139,253	1,468,847	133,719,826	135,188,673
Commercial	108,797	11,909	18,167	138,873	50,983,505	51,122,378
	1,591,962	11,909	157,420	1,761,291	189,550,252	191,311,543

December 31, 2016:
Loans by type:
Consumer	74,920	8,082	-	83,002	5,008,694	5,091,696
Real estate	136,031	323,405	142,086	601,522	122,568,074	123,169,596
Commercial	178,929	139,415	85,629	403,973	61,423,060	61,827,033
	389,880	470,902	227,715	1,088,497	188,999,828	190,088,325

4.	Allowance for Loan Losses

Changes in the allowance for loan losses were as follows:

	2017	2016

Balance-beginning of year	1,455,449	1,650,352

Provision for loan losses	360,000	994,000
Loans charged off	(451,016)	(1,286,425)
Recoveries	318,858	97,522

Balance-end of year	1,683,291	1,455,449

The following tables detail the balance in the allowance for loan losses by portfolio segment at December 31, 2017 and 2016:

	Balance	Provision	Loans		Balance
	January 1,	for Loan	Charged		December
	2017	Losses	Off	Recoveries	31, 2017
Loans by type:
Consumer	84,680	(8,553)	(40,050)	11,330	47,407
Real estate	828,292	420,974	(367,092)	218,616	1,100,790
Commercial	542,477	(52,421)	(43,874)	88,912	535,094
	1,455,449	360,000	(451,016)	318,858	1,683,291

	Balance	Provision	Loans		Balance
	January 1,	for Loan	Charged		December
	2016	Losses	Off	Recoveries	31, 2016
Loans by type:
Consumer	76,286	3,039	(33,344)	38,699	84,680
Real estate	744,421	102,027	(53,700)	35,544	828,292
Commercial	829,645	888,934	(1,199,381)	23,279	542,477
	1,650,352	994,000	(1,286,425)	97,522	1,455,449

	Allowance for Loan Losses
	Disaggregated by Impairment Method
	Individually	Collectively	Total
December 31, 2017:
Consumer	-	47,407	47,407
Real estate	24,559	1,076,231	1,100,790
Commercial	-	535,094	535,094
	24,559	1,658,732	1,683,291

December 31, 2016:
Consumer	32,748	51,932	84,680
Real estate	173,899	654,393	828,292
Commercial	-	542,477	542,477
	206,647	1,248,802	1,455,449

5.	Bank Premises and Equipment

Major classifications of premises and equipment at December 31, 2017 and 2016 are summarized below:

	2017	2016

Land	1,407,559	1,407,559
Buildings	5,137,366	5,005,768
Furniture and equipment	3,166,029	3,035,774
Vehicles	256,980	258,251
Construction in process	83,755	2,500
	10,051,689	9,709,852
Less-accumulated depreciation	(5,662,858)	(5,272,877)
Premises and equipment, net	4,388,831	4,436,975

Depreciation and amortization expense for the years ending December 31, 2017 and 2016 was $409,558 and $401,301, respectively.

6.	Time Deposits

Included in time deposits at December 31, 2017 and 2016, respectively, were approximately $15,145,637 and $8,347,560 of certificates of deposit and IRAs in denominations of $250,000 or more.

At December 31, 2017, the scheduled maturities of Certificates of Deposit and IRAs are as follows:

2017	45,843,066
2018	19,524,173
2019	1,341,196
2020	1,202,075
2021	1,939,381
69,849,891

7.	Accumulated Other Comprehensive Income (Loss)

The following table presents amounts reclassified out of accumulated other comprehensive income (loss) for the year ended December 31, 2017 and 2016:

	Amount Reclassified from	Affected Line Items in
	Accumulated Other Comprehensive	the Consolidated
	Income (Loss)	Statement of Income

Unrealized gains and (losses) on available-for-sale securities	-	Net investment security gains

Unrealized gains and (losses) on available-for-sale securities	110,981	Net investment security gains

8.	Other Borrowed Funds

The Bank had outstanding advances from the Federal Home Loan Bank at December 31, 2017 and 2016, in the amount of $-0- and $5,500,000, respectively. Advances outstanding incur market interest rates based on the time the borrowing is initiated. The contract rate as of December 31, 2017 was 1.30%. Security for all indebtedness and outstanding commitments consists of a security interest in all of the first mortgage loans, farm/agriculture loans, small business loans, capital stock of Federal Home Loan Bank, and deposit accounts in the Federal Home Loan Bank owned by the Bank. The net available under the blanket floating lien as of December 31, 2017 and 2016 was $83,685,265 and $75,218,920, respectively.

The Bank also has the ability to borrow funds under multiple federal funds lines of credit with First National Bankers Bank. The unsecured federal funds lines of credit total $9,700,000. Borrowings under these lines, including the rates and maturities for such borrowings, are at the sole discretion of the issuing banks and depend upon the availability of funds. Outstanding borrowings under these federal funds lines were $-0- and $-0- at December 31, 2017 and 2016, respectively.

9.	Employees’ Retirement Trust

The Bank has a contributory retirement plan for the benefit of substantially all of its employees. The Bank’s annual contribution is determined by the Board of Directors subject to the limitation of fifteen (15) percent of the participating employees’ compensation. The Bank’s contributions amounted to $231,500 in 2017 and $129,200 in 2016.

10.	Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unfunded commitments to extend credit, and commercial letters of credit. These instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

The Bank’s exposure to credit loss is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The following table summarizes the Bank’s maximum exposure to credit losses represented by the contractual amount of the commitments to extend credit and letters of credit as of December 31:

	2017	2016

Commitments to extend credit	82,960,432	87,152,271
Unfunded commitments to extend credit	29,872,558	32,564,023
Commercial letters of credit	165,954	596,799

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counter-party. Approximately $50,084,425 and $28,190,981 of commitments to extend credit at December 31, 2017 and 2016, respectively, were at variable rates and the remainder was at fixed rates.

10.	Financial Instruments with Off-Balance Sheet Risk (Continued)

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreement are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and ultimately may not be drawn upon to the total extent to which the Bank is committed.

Commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments. Guarantees that are not derivative contracts have been reported on the Bank’s statement of condition at their fair value at inception. The Bank considers commercial letters of credit to be guarantees, and considers the liability related to such guarantees at December 31, 2017 and 2016 to be immaterial and therefore not recorded on the consolidated financial statements.

11.	Contingencies

The Company and Bank are involved in certain litigation incurred in the normal course of business. In the opinion of management and legal counsel, liabilities arising from such claims, if any, would not have a material effect upon the consolidated financial statements.

12.	Related Party Transactions

Some of the directors and executive officers of the Company and the Bank are customers of the Bank, and some of the individuals are principals in entities which are customers of the Bank. As such customers, they have had transactions in the ordinary course of business with the Bank, including borrowings, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present any other unfavorable features to the Bank. At December 31, 2017 and 2016, the aggregate indebtedness of those individuals and their interests as a group to the Bank was approximately $8,686,240 and $5,895,762, respectively. Total principal loan additions were approximately $10,028,032 and $3,353,713, and total principal payments were $7,237,554 and $3,202,353 for the years ended December 31, 2017, and 2016. Deposits from related parties held by the Bank at December 31, 2017 and 2016 amounted to $9,534,679 and $9,504,079, respectively.

Financial Institutions Service Center (FISC) provides various computer services and equipment to the Bank. For the years ended December 31, 2017 and 2016, the amounts paid for these services amounted to approximately $587,873 and $611,466, respectively. The Bank owns an equity interest in FISC.

13.	Concentration of Credit Risk

The Bank grants loans primarily to customers throughout northeast and north central Louisiana. Although the bank has a diversified loan portfolio, a substantial portion of its loans, although not necessarily originated for the purposes of real estate acquisition, is secured by real estate and agricultural production and its ability to fully collect its loans could depend upon these markets in this region. The bank typically requires collateral with sufficient margin in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the bank.

13.	Concentration of Credit Risk (Continued)

Additionally, at times, the Bank maintains deposits and federal funds sold in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and feels the Bank’s risk is negligible.

14.	Operating Leases

The Bank leases branch bank office space in Monroe, West Monroe and Bastrop, Louisiana and several ATMs at its branches under non-cancelable operating leases. The leases can require the Bank to pay a pro-rated annual share for maintenance, insurance and property taxes. Lease expense amounted to $297,212 in 2017 and $319,115 in 2016.

Minimum future obligations on all leases in effect at December 31, 2017 are as follows:

For the years ended December 31,

2018	206,295
2019	142,354
2020	147,063
2021	147,063
2022	147,063
Thereafter	294,126
1,083,964

15.	Regulatory Matters

The Company and its subsidiary bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total capital (as defined in the regulations) to risk-weighted assets (as defined), and tangible and core capital (as defined) to tangible assets (as defined). Management believes that as of December 31, 2017, the Company and its subsidiary bank meets all capital adequacy requirements to which it is subject.

The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2017 and 2016 are presented below:

As of June 30, 2016, the date of the most recent notification from the Office of Financial Institutions, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action.

15.	Regulatory Matters (Continued)

					Minimum
			Minimum		To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Procedures
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2017:
Total Capital to Risk Weighted Assets:
Consolidated	36,151,000	16.43%	≥$17,600,000	≥8.0%	N/A	N/A
The Bank	35,501,000	16.14%	≥$17,600,000	≥8.0%	≥$22,000,000	≥ %

Tier I Capital to Risk Weighted Assets:
Consolidated	34,468,000	15.67%	≥$13,200,000	≥6.0%	N/A	N/A
The Bank	33,818,000	15.37%	≥$13,200,000	≥6.0%	≥$17,600,000	≥ %

Common Equity/Tier 1 Capital to Risk weighted assets:
Consolidated	34,468,000	15.67%	≥$9,900,000	≥4.5%	N/A	N/A
The Bank	33,818,000	15.37%	≥$9,900,000	≥4.5%	≥$14,300,000	≥ %

Tier I Capital to Average Assets:
Consolidated	33,406,000	10.80%	≥$12,133,000	≥4.0%	N/A	N/A
The Bank	32,106,000	10.59%	≥$12,133,000	≥4.0%	≥$15,166,000	≥ %

As of December 31, 2016:
Total Capital to Risk Weighted Assets:
Consolidated	$33,979,000	15.74%	≥$17,270,000	≥8.0%	N/A	N/A
The Bank	$33,561,000	15.55%	≥$17,270,000	≥8.0%	≥$21,587,000	≥10.0%

Tier I Capital to Risk Weighted Assets:
Consolidated	$32,524,000	15.07%	≥$12,952,000	≥6.0%	N/A	N/A
The Bank	$32,106,000	14.87%	≥$12,952,000	≥6.0%	≥$17,270,000	≥8.0%

Common Equity/Tier 1 Capital to Risk weighted assets:
Consolidated	$32,524,000	15.07%	≥$9,714,000	≥4.5%	N/A	N/A
The Bank	$32,106,000	14.87%	≥$9,714,000	≥4.5%	≥$14,032,000	≥6.5%

Tier I Capital to Average Assets:
Consolidated	$32,524,000	11.09%	≥$11,729,000	≥4.0%	N/A	N/A
The Bank	$32,106,000	10.95%	≥$11,729,000	≥4.0%	≥$14,662,000	≥5.0%

The Company’s ability to pay dividends to shareholders is substantially dependent on funds received from its subsidiary bank. The Bank may not, without prior approval from the Office of Financial Institutions, declare dividends in excess of current year earnings plus net earnings from the close of the prior year. Regulations allow both the Office of Financial Institutions and the FDIC to prohibit capital distributions in certain circumstances.

16.	Employee Stock Option Plan

The Company has an employee stock option plan for certain employees. The Plan grants the employees the option to purchase stock in Richland State Bancorp, Inc. at an exercise price which has been determined by the Board of Directors to be the fair market value of the minority shares of common stock at the date of grant. These options vest over a six year period and must be exercised no later than 10 years after date of grant. The options are incentive stock options.

On December 31, 2015, the Board of Directors of Richland State Bancorp, Inc. approved and entered into a stock option agreement with three employees to issue 1,000 total stock options that represent the right to purchase one share of the Company at an exercise price of $278. These options vest 15% at the date of grant, 15% per year for the next five years from the date of grant and 10% on the sixth year from the date of grant. Compensation expense for these equity-classified awards is recognized over the requisite service or vesting period based upon the fair value at the date of grant.

The Company uses the Black-Scholes model in order to estimate the fair value of the stock options granted in 2015. This model relies on certain assumptions and estimations in order to assign value. More specifically the model relies on the estimation of the total equity and on specific assumptions concerning the expected equity volatility of the Company, the expected time period until vesting, the risk free rate of return that corresponds to the effective term and the expected dividend yield of the common stock. The fair value of the stock options granted in 2016 was $75.71 per share.

The following set of assumptions was used in the development of the Black Scholes pricing model in order to determine the fair value of the stock options:

Estimated equity volatility	30.32%
Estimated term (years)	7
Risk-free rate of return	2.09%
Dividend yield	2.00%

For the year ended December 31, 2017, the Company recognized approximately $22,714 related to compensation expense for stock options that vested during the year.

The following summarizes the option activity in the Plan:

	Option Price Per Share
	$115.00	$188.00	$200.00	$278.00
	Per Share	Per Share	Per Share	Per share

December 31, 2017:
At beginning	-	1,500	1,250	1,000
Options granted	-	-	-	-
Options exercised	-	-	-	-
At ending	-	1,500	1,250	1,000

December 31, 2016:
At beginning	-	1,500	1,250	1,000
Options granted	-	-	-	-
Options exercised	-	-	-	-
At ending	-	1,500	1,250	1,000

16.	Employee Stock Option Plan (Continued)

Vesting Table

A summary of the status of the Company’s non-vested options as of December 31, 2017, and changes during the year ended December 31, 2017, is as follows:

	Number of	Weighted average
	shares	exercise price

Non-vested - January 1, 2017	600	$277.50
Granted	-	-
Vested	(150)	-
Forfeited	-	-
Non-vested - December 31, 2017	450	$277.50

17.	Deferred Compensation Arrangements

The Company instituted a “Non-Qualified Deferred Compensation Arrangement” with participating employees and members of the Board of Directors. An actuarially determined charge, which is included in other operating expense, is made each year based on the future benefits to be paid to the participant (or beneficiary) under the Plan. Total amounts paid or accrued under such arrangements, amounted to $193,044 in 2017 and $208,920 in 2016.

The Company has also implemented a “Long-Term Cash Incentive Plan” for its participating members of management, whereby the participants are paid a cash incentive based upon the Company’s performance (return on equity, targeted growth in equity, etc.). The payment is at the discretion of the Board of Directors, and is payable at the discretion of the participant as a lump-sum cash distribution, in accordance with the three (3) year vesting schedule, or upon the participant’s separation from service from the Company. The Plan may be amended or terminated by the Board of Directors at any time, provided the amendment or termination does not impair the rights of the participants under the plan provisions. Total compensation expense under the plan was $69,501 and $104,997 for the years ended December 31, 2017 and 2016, respectively.

18.	Fair Value of Financial Instruments

Fair value measurements are used to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures, as well as the methodology and significant assumptions used in estimating fair values. In accordance with FASB ASC 820, “Fair Value Measurement and Disclosures,” the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. All nonfinancial instruments, by definition, have been excluded from these disclosure requirements. Accordingly, the fair value estimates do not represent the underlying value of the Company and may not be realized in an immediate settlement of the instrument.

18.	Fair Value of Financial Instruments (Continued)

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy. In accordance with this guidance, financial assets and financial liabilities, generally measured at fair value, are grouped in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

Fair values of assets and liabilities measured at fair value on a recurring basis at December 31, 2016 and 2015 are as follows:

	Level 1	Level 2	Level 3	Fair Value

December 31, 2017:
Securities available-for-sale:
Debt securities:
U.S. government and agency	-	8,714,224	-	8,714,224
Mortgage-backed	-	34,274,123	-	34,274,123
Total securities available-for-sale	-	42,988,347	-	42,988,347

18.	Fair Value of Financial Instruments (Continued)

	Level 1	Level 2	Level 3	Fair Value

December 31, 2016:
Securities available-for-sale:
Debt securities:
U.S. government and agency	-	7,490,868	-	7,490,868
Mortgage-backed	-	28,872,709	-	28,872,709
Total securities available-for-sale	-	36,363,577	-	36,363,577

19.	Income Taxes

The Company, as required by accounting standards, reviewed its various tax positions taken or expected to be taken in its tax return and has determined it does not have unrecognized tax benefits. The Company does not expect the position to change significantly over the next twelve months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of other expenses. As of December 31, 2017, the Company has not accrued interest or penalties related to uncertain tax positions.

The Company files a consolidated federal tax return. The Company’s federal income tax returns for the tax years 2014 and subsequent remain subject to examination by the Internal Revenue Service.

20.	Subsequent Events

In accordance with FASB ASC Topic 855, “Subsequent Events,” the Company evaluated events and transactions that occurred after the balance sheet date but before the financial statements were made available for potential recognition or disclosure in the financial statements. The Company evaluated such events through February 28, 2018, the date for which the financial statements were available for distribution, for potential recognition and disclosure, noting no subsequent events requiring potential recognition or disclosure in the financial statements.

OTHER FINANCIAL INFORMATION

February 28, 2018

The Audit Committee and Stockholders

Richland State Bancorp, Inc. and Subsidiary

Rayville, Louisiana

Independent Auditor’s Report on Other Financial Information

We have audited the consolidated financial statements of Richland State Bancorp, Inc. and Subsidiary as of and for the years ended December 31, 2017 and 2016, and our report thereon dated February 28, 2018, which expressed an unmodified opinion on those consolidated financial statements, appears on Pages 1-2. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information on Pages 32 through 35 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Shreveport, Louisiana

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

	Richland State	Richland
A S S E T S	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Cash and cash equivalents:
Cash and noninterest-bearing balances due from banks	650,411	12,564,687	(650,411)	12,564,687
Total cash and cash equivalents	650,411	12,564,687	(650,411)	12,564,687

Time deposits in banks	-	13,655,023	-	13,655,023

Investment securities:
Securities available for sale	-	42,988,347	-	42,988,347
Securities held to maturity	-	29,230,354	-	29,230,354
Other investment securities	-	1,750,796	-	1,750,796
Total investment securities	-	73,969,497	-	73,969,497

Investment in subsidiary	33,688,920	-	(33,688,920)	-

Loans, less allowance for loan losses of $1,683,291	-	189,628,252	-	189,628,252

Accrued interest receivable	-	1,632,161	-	1,632,161
Bank premises, automobiles and equipment	-	4,388,831	-	4,388,831
Cash value life insurance	-	7,546,257	-	7,546,257
Real estate owned other than bank premises	-	453,113	-	453,113
Other assets	-	339,215	-	339,215

Total assets	34,339,331	304,177,036	(34,339,331)	304,177,036

LIABILITIES AND	Richland State	Richland
STOCKHOLDERS’ EQUITY	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Liabilities:
Deposits:
Demand	-	68,197,969	(650,411)	67,547,558
Interest-bearing demand	-	76,329,550	-	76,329,550
Savings		53,132,286	-	53,132,286
Time	-	69,849,891	-	69,849,891
Total deposits	-	267,509,696	(650,411)	266,859,285

Accrued interest payable	-	44,414	-	44,414
Accrued expenses	-	2,934,006	-	2,934,006
Federal Home Loan Bank advances	-	-	-	-

Total liabilities	-	270,488,116	(650,411)	269,837,705

Stockholders’ equity:
Common stock $5 par value; 600,000 shares authorized; 97,303 shares issued and outstanding	486,515	512,500	(512,500)	486,515
Additional paid-in capital	126,121	13,487,500	(13,487,500)	126,121
Retained earnings	33,855,818	19,818,043	(19,818,043)	33,855,818
Accumulated other comprehensive income	(129,123)	(129,123)	129,123	(129,123)
Total stockholders’ equity	34,339,331	33,688,920	(33,688,920)	34,339,331

Total liabilities and stockholders’ equity	34,339,331	304,177,036	(34,339,331)	304,177,036

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2016

	Richland State	Richland
A S S E T S	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Cash and cash equivalents:
Cash and noninterest-bearing balances due from banks	417,795	6,493,261	(417,795)	6,493,261
Total cash and cash equivalents	417,795	6,493,261	(417,795)	6,493,261

Time deposits in banks	-	4,161,148	-	4,161,148

Investment securities
Securities available for sale	-	36,363,577	-	36,363,577
Securities held to maturity	-	31,541,148	-	31,541,148
Other investment securities	-	1,736,316	-	1,736,316
Total investment securities	-	69,641,041	-	69,641,041

Investment in subsidiary	31,929,946	-	(31,929,946)	-

Loans, less allowance for loan losses of $1,455,449	-	188,632,876	-	188,632,876

Bank premises, automobiles and equipment	-	4,436,975	-	4,436,975
Real estate owned other than bank premises	-	455,549	-	455,549
Accrued interest receivable	-	1,587,300	-	1,587,300
Cash value life insurance	-	7,128,751	-	7,128,751
Other assets	-	353,199	-	353,199

Total assets	32,347,741	282,890,100	(32,347,741)	282,890,100

LIABILITIES AND	Richland State	Richland
STOCKHOLDERS’ EQUITY	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Liabilities:
Deposits:
Demand	-	66,245,330	417,795	65,827,535
Interest-bearing demand	-	65,973,631	-	65,973,631
Savings	-	47,717,517	-	47,717,517
Time	-	62,720,243	-	62,720,243
Total deposits	-	242,656,721	417,795	242,238,926

Accrued interest payable	-	22,928	-	22,928
Other liabilities	-	2,780,505	-	2,780,505
Federal Home Loan Bank advances	-	5,500,000	-	5,500,000

Total liabilities	-	250,960,154	417,795	250,542,359

Stockholders’ equity:
Common stock, $5 par value; 600,000 shares authorized; 97,506 shares issued and outstanding	487,530	512,500	512,500	487,530
Additional paid-in capital	162,683	13,487,500	13,487,500	162,683
Retained earnings	31,905,457	18,137,875	18,137,875	31,905,457
Accumulated other comprehensive income	(207,929)	(207,929)	(207,929)	(207,929)
Total stockholders’ equity	32,347,741	31,929,946	32,347,741	32,347,741

Total liabilities and stockholders’ equity	32,347,741	282,890,100	32,347,741	282,890,100

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

	Richland State	Richland
	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Interest income:
Interest and fees on loans	-	10,332,821	-	10,332,821
Interest on investment securities	-	1,387,867	-	1,387,867
Interest on federal funds sold	-	140	-	140
Other	-	18,840	-	18,840
Total interest income	-	11,739,668	-	11,739,668

Interest expense:
Interest on deposits	-	867,152	-	867,152
Interest on borrowings	-	62,381	-	62,381
Total interest expense	-	929,533	-	929,533

Net interest income	-	10,810,135	-	10,810,135

Provision for loan losses	-	360,000	-	360,000

Net interest income after provision for loan losses	-	10,450,135	-	10,450,135

Other income:
Service charges	-	1,818,002	-	1,818,002
Commissions and fees	-	1,256,724	-	1,256,724
Increase in cash value life insurance	-	157,647	-	157,647
Life insurance proceeds	-	-	-	-
Investment security gains	-	-	-	-
Other	-	445,349	-	445,349
Total other income	-	3,677,722	-	3,677,722

Other expenses:
Salaries	-	4,873,486	-	4,873,486
Employee benefits	-	1,174,298	-	1,174,298
Net occupancy expense	-	596,098	-	596,098
Equipment expense and depreciation	-	349,221	-	349,221
Other operating expenses	29,807	2,585,174	-	2,614,981
Data processing fees	-	630,950	-	630,950
Total other expenses	29,807	10,209,227	-	10,239,034

Income (loss) before equity in earnings of subsidiary	(29,807)	3,918,630	-	3,888,823

Equity in earnings of subsidiary	3,918,630	-	3,918,630	-

Net income	3,888,823	3,918,630	3,918,630	3,888,823

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

	Richland State	Richland
	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Interest income:
Interest and fees on loans	-	9,780,167	-	9,780,167
Interest on investment securities	-	1,620,435	-	1,620,435
Interest on federal funds sold	-	16,515	-	16,515
Other	-	1,156	-	1,156
Total interest income	-	11,418,273	-	11,418,273

Interest expense:
Interest on deposits	-	611,535	-	611,535
Interest on borrowings	-	95,882	-	95,882
Total interest expense	-	707,417	-	707,417

Net interest income	-	10,710,856	-	10,710,856

Provision for loan losses	-	994,000	-	994,000

Net interest income after provision for loan losses	-	9,716,856	-	9,716,856

Other income:
Service charges	-	1,683,610	-	1,683,610
Commissions and fees	-	1,372,883	-	1,372,883
Increase in cash value life insurance	-	152,346	-	152,346
Life insurance proceeds	-	127,972	-	127,972
Investment security gains	-	54,486	-	54,486
Other	-	526,356	-	526,356
Total other income	-	3,917,653	-	3,917,653

Other expenses:
Salaries		4,695,766	-	4,695,766
Employee benefits	-	972,137	-	972,137
Occupancy expense	-	589,735	-	589,735
Equipment expense and depreciation	-	369,636	-	369,636
Other operating expenses	2,119	2,764,919	-	2,767,038
Data processing fees	-	620,282	-	620,282
Total other expenses	2,119	10,012,475	-	10,014,594

Income (loss) before equity in earnings of subsidiary	(2,119)	3,622,034	-	3,619,915

Equity in earnings of subsidiary	3,622,034	-	3,622,034	-

Net income	3,619,915	3,622,034	3,622,034	3,619,915